                                                                   Exhibit 10.33

                 Confidential Materials omitted and filed
            separately with the Secutities and Exchange Commission
               pursuant to a request for confidential treatment.
                          Asterisks denote omissions.

                           Reorganization Agreement

This Reorganization Agreement (the "Agreement") is entered into between the following (each a "Party", and collectively, the "Parties"):

Deutsche Borse Aktiengesellschaft, Neue Borsenstrasse 1, 60487 Frankfurt am Main, Germany
                                                           (hereinafter, "DBAG")

SWX Swiss Exchange, Selnaustrasse 30, 8021 Zurich, Switzerland
                                                            (hereinafter, "SWX")

Board of Trade of the City of Chicago, Inc., 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois, 60604, United States of America
                                                           (hereinafter, "CBOT")

Ceres Trading Limited Partnership, c/o Electronic Chicago Board of Trade, Inc. 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois 60604, United States of America
                                                          (hereinafter, "Ceres")

Electronic Chicago Board of Trade, Inc., 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois 60604, United States of America
                                                          (hereinafter, "eCBOT")

Ceres Alliance L.L.C., 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois 60604, United States of America
                                                 (hereinafter, "Ceres Alliance")

CBOT/Eurex Alliance, L.L.C., 141 West Jackson Blvd., Chicago, Illinois, 60604, United States of America
                                                            (hereinafter, "LLC")

Eurex Beteiligungen AG, c/o Eurex Zurich AG, Selnaustrasse 30, 8021 Zurich, Switzerland

                       Reorganization Agreement - Final

                                            (hereinafter, "Eurex Beteiligungen")

Eurex Frankfurt AG, Neue Borsenstrasse 1, 60487 Frankfurt am Main, Germany
                                                (hereinafter, "Eurex Frankfurt")

Eurex Zurich AG, Selnaustrasse 30, 8021 Zurich, Switzerland
                                                   (hereinafter, "Eurex Zurich")

Eurex Deutschland, Neue Borsenstrasse 1, 60487 Frankfurt am Main, Germany
                                              (hereinafter, "Eurex Deutschland")

Eurex Clearing AG, Neue Borsenstrasse 1, 60487 Frankfurt am Main, Germany

                                                 (hereinafter, "Eurex Clearing")

Deutsche Borse Systems AG, Neue Borsenstrasse 1, 60487 Frankfurt am Main,
Germany

                                                            (hereinafter, "DBS")

                       Reorganization Agreement - Final

                                   PREAMBLE

A. The following agreements (collectively the "Preexisting Agreements") have been entered into by and between two or more of the Parties:

     (1) Alliance Agreement dated October 1, 1999 (the "Alliance Agreement" or "AA");

     (2) Software License Agreement dated October 1, 1999 (the "Software License Agreement" or "SLA");

     (3) Interim Agreement dated January 20, 2000 (together with all addenda, the "Interim Agreement");

     (4)  Market Supervision Services Agreement dated July 19, 2000 (the
          "MSSA");

     (5) Master Software Development Agreement dated July 20, 2000 (the "Master Software Development Agreement" or "MSDA");

     (6) Systems Operations Agreement dated July 20, 2000 (the "Systems Operations Agreement" or "SOA");

     (7) Confirmation of Rights Agreement dated July 27, 2000 (the "Confirmation of Rights Agreement" or "CRA");

     (8) Consent and Amendment Agreement dated February 21, 2001 (the "Consent and Amendment Agreement"); and

     (9) No Prejudice and Confidentiality Agreement dated July 17, 2001 (the "No Prejudice Agreement").

B. DBAG, SWX, CBOT, Ceres, Ceres Alliance, Eurex Frankfurt, Eurex Zurich and Eurex Deutschland entered into the Alliance Agreement for the purposes described therein. LLC was organized as a company jointly owned by Ceres Alliance and Eurex Zurich in order to co-ordinate the initiatives of the parties to the Alliance

                       Reorganization Agreement - Final

     Agreement as contemplated thereunder. Effective as of September 7, 2000, Eurex Zurich assigned its membership interests in LLC to Eurex Beteiligungen.

C. DBAG and SWX originally developed and hold proprietary rights in the Eurex Software. On October 1, 1999, DBAG, SWX, CBOT and Ceres entered into the Software License Agreement, under which DBAG and SWX granted a license in Eurex Release 2.0 (as defined in Section 1 below) to CBOT and Ceres, and which set the terms for joint and several ownership of Modifications (as defined in Section 1 below) by DBAG, SWX and Ceres.

D. All Modifications following Eurex Release 2.0 other than a/c/e Release 1.0 have been developed by DBAG and SWX without participation of CBOT and Ceres. Pursuant to Section 7.1(b)(1) and Paragraphs (1) and (3) of Exhibit E of the Software License Agreement, Ceres has paid [**] Euros to cover its share of the expenses for the 3.0 Modifications (as defined in the SLA). Pursuant to the Master Software Development Agreement, Ceres paid for the development of a/c/e Release 1.0, without any contribution from DBAG or SWX. In addition, Ceres has fulfilled all of its obligations under the Confirmation of Rights Agreement in connection with the 4.0 Modifications and the Current 4.1 Modifications (each as defined in the CRA).

E. On January 20, 2000, DBS, LLC and Ceres entered into the Interim Agreement covering development work on the Eurex Software and the implementation, operation and maintenance of the technical infrastructure for CBOT's electronic market before the execution of the Master Software Development Agreement and the Systems Operations Agreement. The Interim Agreement was extended on several occasions and was superseded by the Master Software Development Agreement and the Systems Operations Agreement referred to below.

F. On July 17, 2000, CBOT and Eurex Frankfurt entered into the Market Supervision Services Agreement ("MSSA"). On November 3, 2000, CBOT assigned the MSSA to Ceres as of July 20, 2000.

                       Reorganization Agreement - Final

G. On July 20, 2000, DBS, LLC, DBAG, SWX, CBOT, Ceres, Ceres Alliance, Eurex Frankfurt, Eurex Zurich and Eurex Clearing entered into the Master Software Development Agreement, under which DBS was appointed as service provider for developing and maintaining the Eurex Software for LLC for the benefit of DBAG, SWX, CBOT and Ceres.

H. On July 20, 2000, DBS, LLC, DBAG, SWX, CBOT, Ceres, Ceres Alliance, Eurex Frankfurt, Eurex Zurich and Eurex Clearing also entered into the Systems Operations Agreement under which DBS was appointed as service provider for the implementation, operation and maintenance of certain Eurex Software-based computer and communication resources required to provide electronic trading services.

I. With the Consent and Amendment Agreement, eCBOT, effective as of September 30, 2000, and Eurex Beteiligungen, effective as of September 7, 2000, have become parties to the Alliance Agreement, the Master Software Development Agreement and the Systems Operations Agreement.

J. On April 9, 2001, the Eurex Group gave the CBOT Group (each as defined in the AA) formal notice that it was invoking the dispute resolution procedure set forth in Section 12.1 of the Alliance Agreement with regard to (i) CBOT's termination of its participation in the development of release a/c/e
     2.0 of the Eurex Software, (ii) CBOT's failure to support the addition of U.S. Equity Options for trading on the System, and (iii) CBOT's understanding of the scope of the Alliance. On July 27, 2001, the Parties involved unanimously agreed, in accordance with Section 12.1, that the dispute resolution procedure had failed to resolve these issues.

K.   In a letter dated April 16, 2001, Ceres requested, pursuant to clauses 9.2
     (iv) and 9.3 of the MSSA, that Eurex Frankfurt indemnify Ceres and its affiliates, including CBOT, for claims, losses, damages or liabilities, as well as the costs of defense, based on a claim of patent infringement asserted against CBOT in the case now known as eSpeed, Inc. and Electronic Trading Systems, Inc. v. Board of Trade of

                       Reorganization Agreement - Final
     the City of Chicago, et al., Civil Action No. 3-99CV1016-M, pending in the United States District Court for the Northern District of Texas (the "Texas Case"). Eurex Frankfurt has consistently rejected Ceres' request for indemnification as baseless.

L.   On April 18, 2001, Ceres terminated the MSSA, effective May 31, 2001.

M. On July 17, 2001, the Parties which are a party to the Alliance Agreement have entered into the No Prejudice Agreement intended to govern settlement discussions pertaining to the Alliance Agreement.

N. The Parties have decided to revise the scope of their contractual relationship. Prior to entering into agreements reflecting such revised scope, the Parties desire, in a first step, to amend the Alliance Agreement and the Software License Agreement with regard to certain provisions that would otherwise have effect following termination of these agreements, and, in a second step, to terminate the Preexisting Agreements to the extent still in force and to agree on certain terms governing the future relationship among the Parties.

O. Effective upon termination of the Preexisting Agreements, the Parties desire to enter into such agreements as are necessary in order to enable
     (i) CBOT to continue to offer the electronic trading of certain CBOT products on the electronic market operated on the basis of release a/c/e
     1.0 of the Eurex Software and known as "a/c/e" (the "CBOT Electronic Market"), and (ii) the users of the CBOT Electronic Market to access the CBOT Electronic Market through a dedicated wide-area communications network provided by DBS (the "Network"). To this end, the Parties desire to enter into the following agreements (the "Follow-up Agreements"):

     (1) Non-Exclusive Software License Agreement between DBAG, SWX, CBOT and Ceres (Exhibit A, the "Non-Exclusive Software License Agreement" or "NSLA");

                       Reorganization Agreement - Final

     (2) Software Maintenance Agreement between DBAG, SWX, CBOT, Ceres, Eurex Frankfurt and Eurex Zurich (Exhibit B, the "Software Maintenance Agreement" or "SMA");

     (3) New Systems Operations Agreement between DBS, CBOT, Ceres, Eurex Frankfurt and Eurex Zurich (Exhibit C, the "New Systems Operations Agreement" or "NSOA").

In consideration of the foregoing premises and the mutual covenants herein set forth, the Parties agree as follows:

1.   Definitions

Unless otherwise specified in the body of this Agreement, each term set forth below when used anywhere in this Agreement or its exhibits shall have the respective meaning ascribed to it below:

1.1 "Affiliate" shall mean, with respect to any person, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person in question. For purposes of this definition, "control" means the possession, directly or indirectly, of more than 50 % of the equity interests of a person or the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

1.2 "CBOT Group" shall mean CBOT, Ceres, eCBOT, Ceres Alliance and all of their Affiliates. For the avoidance of doubt, OneChicago, L.L.C. is, as of the Effective Date, not an Affiliate of CBOT or a member of the CBOT Group.

1.3 "Change of Control" shall mean, with respect to any person (or a successor of that person), (i) a merger or legal combination between that person and another exchange or entity that provides systems for electronic trading (excluding for the avoidance of doubt compliance or clearing) that is not an Affiliate of that person on the date of this Agreement if such merger or legal combination would result in that person and the other exchange or entity that provides systems for electronic

                       Reorganization Agreement - Final
     trading (excluding for the avoidance of doubt compliance or clearing) becoming a single legal entity or Affiliates, (ii) the sale of all or substantially all of the assets of that person to a person that is not an Affiliate of that person on the date of this Agreement, (iii) a liquidation or dissolution of that person, or (iv) any transfer, sale, or issuance of any equity interest or series thereof in that person, that results in another person or group (other than a person or group that is an Affiliate of such person before such transfer, sale, issuance or other event, and other than the general public taken as a whole in the specific case of a public offering) owning or controlling a 50 % or more than a 50 % equity interest (or other comparable interest) in such person, or 50 % or more than 50 % of the combined voting rights in or management power over such person, or possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person whether through ownership of voting securities, by contract or otherwise. For purposes of this Agreement and the Follow-up Agreements, the following events will be deemed not to be a "Change of Control" (a) in the case of CBOT and Ceres, if it restructures or otherwise reorganizes into a for-profit corporation or holding corporation, whether stock or nonstock, by merger, recapitalization, reorganization, charter amendment or otherwise, such that the members and membership interest holders of the CBOT or the holders of the partnership interest in Ceres, as the case may be, immediately prior to the consummation of such restructuring continue to (i) own more than 50 % of the equity interest in, (ii) hold more than 50 % of the combined voting rights in or management power over, and (iii) possess the power to direct or cause the direction of management and policies of the resulting entity immediately following such restructuring; provided, however, that any restructuring or reorganization that would involve, or result in, a merger or legal combination as described in (i) of the first sentence of this
     Section 1.3 is in any event deemed a "Change of Control"; and (b) in the case of SWX or its Affiliates, where the party to this Agreement remains an exchange subject to regulation by the Swiss Federal Banking Commission (whether it be SWX, a newly formed entity or otherwise) or an entity whose obligations are jointly and severally guaranteed by such exchange (selbstschuldnerische Burgschaft).

                       Reorganization Agreement - Final

1.4 "Documentation" shall mean all documentation, technical specifications and user manuals, in both human readable and machine readable form, flow charts and narratives, as well as all other materials used in providing and supporting electronic trading facilities and services and all other tangible materials which represent, describe or specify the Eurex Software and/or the Modifications or their use, operations or applications. For the avoidance of doubt, the term "Documentation" shall include the Program Documentation (as defined in Section 1.13 of the SLA).

1.5  "Effective Date" shall have the meaning as defined in Section 5.

1.6 "Eurex Group" shall mean DBAG, SWX, Eurex Frankfurt, Eurex Zurich, Eurex Deutschland, Eurex Clearing, Eurex Beteiligungen, DBS and all of their Affiliates.

1.7 "Eurex Release 2.0" shall mean the release of the Eurex Software put into production on September 28, 1998 by Eurex Frankfurt for Eurex Deutschland and Eurex Zurich.

1.8  "Exchanges" shall mean Eurex Zurich, Eurex Deutschland and the CBOT.

1.9 "Eurex Software" shall mean the entirety of the software used or developed for the purpose of electronic trading or clearing of derivative products on the electronic markets operated by or for Eurex Deutschland, Eurex Zurich or the CBOT, provided that, for the avoidance of doubt, any software used for production prior to August 27, 2000 for the purpose of electronic trading of futures and futures options on an electronic market operated by or for the CBOT (and not Eurex Deutschland or Eurex Zurich) is not included in the Eurex Software. The Eurex Software includes the Programs (as defined in the SLA) and the Modifications, but does not include any software that has not been (i) developed by or on behalf of a member of the Eurex Group, or (ii) co-owned at any time by Ceres, DBAG and SWX according to the AA and the SLA. Subject to the preceding sentence, the Eurex Software does not include software that is, has been or may be used for market surveillance or clearing activities in connection with the CBOT Electronic Market.

                       Reorganization Agreement - Final

1.10 "Group" shall mean either the Eurex Group or the CBOT Group, as the case may be.

1.11  "Licensors Confidential Information" shall have the meaning as defined in
      Section 7.3 of the SLA.

1.12 "Modifications" shall mean all of the alterations, adaptions, amendments, enhancements, extensions, modifications, developments, bug-fixes and improvements to the Eurex Software and combinations of the Eurex Software with other software to the extent (i) created by any member of a Group,
      (ii) or jointly created by two or more members of one or both Groups, or
      (iii) caused to be created by one or more members of one or both Groups. For the avoidance of doubt, "Modifications" shall include, without limitation, any "Modifications" as defined in Section 7.1 (b) of the SLA, in particular, without limitation, the Release 3.0 Modifications (as defined in the SLA), the 4.0 Modifications, the Current 4.1 Modifications and the Future 4.1 Modifications (each as defined in the CRA), but shall not include any software that has not been (i) developed by or on behalf of a member of the Eurex Group, or (ii) co-owned at any time by Ceres, DBAG and SWX according to the AA and the SLA. Subject to the preceding sentence, the Modifications do not include software that is, has been or may be used for market surveillance or clearing activities in connection with the CBOT Electronic Market. Also, the Modifications do not include any software used for production prior to August 27, 2000 for the purpose of electronic trading of futures and futures options on an electronic market operated by or for the CBOT (and not Eurex Deutschland or Eurex Zurich).

1.13 "System" shall mean (i) until the Effective Date all computer and communication resources intended to be used or actually used, by any of the Parties or its Affiliates, to provide electronic trading services to users of the Exchanges, including, without limitation, the Eurex Software, and (ii) as of and from the Effective Date all computer and communication resources provided by any member of the Eurex Group to a member of the CBOT Group and actually used or intended to be used under any of the Follow-Up Agreements.

                       Reorganization Agreement - Final

2.    Amendment of Alliance Agreement and Software License Agreement

2.1 The Parties that are a party to the Alliance Agreement agree and acknowledge that the Alliance Agreement is hereby amended as follows:

      (i)   Sections 3.6(d) and 3.6(e) are hereby deleted in their entirety;

      (ii) Sections 7.2(a) and 7.2(b) are each hereby amended by striking the words "and for a period of four (4) years thereafter" from the second line of each section;

      (iii) Section 7.2(c) is hereby deleted in its entirety and replaced by the following:

               "If any Party terminates this Agreement because of another Party's violation of this Section 7.2, the rights of the Breaching Party's Group to enforce any of the provisions of
               Section 7.2(a) or 7.2(b) related to Restricted Products and similar business ventures or arrangements shall cease."

      (iv)  Section 7.3(d)(iii) is hereby deleted in its entirety; and

      (v)   Section 13.11 is hereby deleted and replaced by the following:

               "Sections 3.10, 10.3, 10.4, 12.2, 12.3 and 13.1 and Articles IX,
               XI, XIII and all other provisions of this Agreement that can reasonably be interpreted or construed as being intended to survive the termination of this Agreement, shall survive the termination of this Agreement."

2.2 The Parties that are a party to the Software License Agreement agree and acknowledge that the Software License Agreement is hereby amended as follows:

                       Reorganization Agreement - Final

      (i) Section 2.3 is hereby amended by striking the words "the fourth anniversary of" in the second line and in the eighth/ninth line;

      (ii) Section 2.5 of the Software License Agreement is hereby amended by adding the following sentence:

               "The provisions of this Section 2.5 shall have no effect following the termination of this Agreement if none of the events described under (i) and (ii) of the preceding sentence has occurred by the time of termination of this Agreement."

            and

      (iii) Section 8.2 of the Software License Agreement is hereby deleted and replaced by the following:

               "Notwithstanding anything to the contrary contained elsewhere in this Agreement, the following Sections of this Agreement shall survive any termination hereof: Sections 2.4, 5.1.2, 5.2, 5.3, 5.4, 5.6, 5.7, 5.8, 7.3, 8 and 9. Sections 9.6 (only last sentence) and Section 9.7 shall survive the liquidation, dissolution, bankruptcy or reorganization of Ceres."

3.    Termination of Preexisting Agreements

3.1 The Parties that are parties to the Alliance Agreement hereby acknowledge and agree that the Alliance Agreement is terminated as of the Effective Date, provided that the amendment thereof pursuant to Section 2.1 of this Agreement is effective immediately prior to such termination.

3.2 Ceres hereby gives notice under Section 8.1 of the Software License Agreement of termination of the Software License Agreement as of the Effective Date, and

                       Reorganization Agreement - Final

      DBAG, SWX, CBOT and Ceres acknowledge and agree to terminate the Software License Agreement as of the Effective Date, provided that the amendment thereof pursuant to Section 2.2 of this Agreement is effective immediately prior to such termination.

3.3 The Parties that are parties to the Master Software Development Agreement and the Systems Operations Agreement hereby acknowledge and agree that the Master Software Development Agreement and the Systems Operations Agreement are terminated as of the Effective Date; provided, however, that termination of the MSDA and the SOA shall not affect any obligation of any Party thereto to make payments for services performed by DBS prior to the Effective Date.

3.4 The Parties that are parties to the Confirmation of Rights Agreement hereby acknowledge and agree that the CRA is terminated as of the Effective Date.

3.5 In the event of a conflict between a provision surviving the termination of any of the Preexisting Agreements and a provision of this Agreement, the provision of this Agreement shall prevail.

4.    Effect of Termination

4.1 Subject to Ceres' right to continue to use any rights granted to it under and in accordance with the terms of the Non-Exclusive Software License Agreement, as of the Effective Date,

      (i) the licenses granted under the Software License Agreement, all sublicenses granted by CBOT and/or Ceres to other parties and all rights pursuant to the Alliance Agreement and the Software License Agreement to use the Eurex Software, the Documentation and any Licensors Confidential Information are terminated; and

      (ii) Ceres, and CBOT as sublicensee of Ceres, hereby expressly waive, as of the Effective Date, all right, title and interest to Modifications it still has as of the Effective Date, and hereby assign any such right, title and interest to DBAG and SWX. Ceres does not make and hereby disclaims all

                       Reorganization Agreement - Final
            warranties of any kind including but not limited to, implied warranties of title, non-infringement, merchantability and fitness for a particular purpose, and shall have no liability in connection with or arising out of the failure of the Modifications (1) to meet the requirements of DBAG or SWX or to operate in configurations selected by DBAG or SWX, (2) to operate in an environment selected by DBAG, SWX or their assignees or sublicensees in an uninterrupted or error-free manner, or (3) to conform to any performance specifications, or in connection with or arising out of any ability or inability to use the Modifications in connection with any of the products or contracts traded (or failed to be traded) on any exchange or by any users thereof. Ceres hereby warrants and represents that other than itself, and CBOT as its sublicensee, no member of the CBOT Group has any right, title and interest in the Modifications.

       The Parties acknowledge and agree that (i) there shall be no obligation of any Party to make any payment under Section 3.4 of the AA for the use of Modifications made at the sole expense of a Party belonging to the other Group; for the avoidance of doubt this sentence is not intended to confer any rights to any Party within the CBOT Group to use Modifications, and that (ii) none of the events described in Section 2.5 of the SLA has occurred as of the Effective Date.

4.2 The Parties agree that, as of the Effective Date, CBOT, Ceres and all other members of the CBOT Group shall have no right, title and interest in the Common Source Code (as defined in the AA) and that neither CBOT, nor Ceres nor any other member of the CBOT Group shall participate in any revenues from the marketing and/or sub-licensing of Common Source Code by DBAG and SWX. Section 7.5 of the AA shall have no effect following the Effective Date.

4.3 Ceres shall, and shall ensure that all sub-licensees and any other parties to which it has provided any portion of the Eurex Software, the Documentation or Licensors Confidential Information (other than users of the CBOT Electronic Market and their vendors, to the extent they are using any such portion for the purposes of allowing the users of CBOT to trade on the CBOT Electronic Market) shall, promptly return or destroy all copies of the Eurex Software (including derivative

                       Reorganization Agreement - Final
       work thereof), in all forms, including, without limitation, the Common Source Code and any other source code, partial and complete, whether or not modified or merged into other programs, other than and for so long as required (i) for archival purposes pursuant to applicable regulatory requirements, (ii) by law, or (iii) for the operation of the CBOT Electronic Market under the Follow-up Agreements (excluding in this case any source code). Ceres shall thereafter promptly deliver to DBAG and SWX a written statement certifying its compliance with this requirement.

4.4    The rights granted to CBOT and Ceres under Section 5.2 of the MSDA and
       Section 5.2 of the SOA to use the Tools (as defined in the MSDA and the SOA) are terminated as of the Effective Date and CBOT's and Ceres' right to use such Tools shall thereafter be governed by the NSLA.

4.5 To the extent DBS has granted to any other Party that is a party to the SOA any security interest in the Hosts (as defined in the SOA) and the equipment installed in the Access Points (as defined in the SOA) pursuant to Section 5.4 of the SOA, such security interest is hereby released. For the avoidance of doubt, this Agreement shall not affect DBS' ownership of equipment used in connection with the provision of services under the MSDA and the SOA.

4.6 As of the Effective Date, any obligation of DBS under Section 13 of each of the MSDA and the SOA to an Ownership Party (as defined in the MSDA and the SOA) shall be deemed exclusively an obligation to DBAG and SWX, and not to Ceres, any other member of the CBOT Group or LLC. Section 4.1 shall apply with regard to (i) any Client Proprietary Rights (as defined in the MSDA and the SOA) acquired by CBOT or Ceres pursuant to Section 13 of each of the MSDA and the SOA, (ii) any right, title and interest in any source code provided by DBS to CBOT and/or Ceres in accordance with Sections 13.4 MSDA and 13.3 SOA, (iii) any right, title and interest in the Modifications acquired by CBOT or Ceres under the CRA, and (iv) any right, title and interest in any work products or other items referred to in Section 5 of the Interim Agreement.

                       Reorganization Agreement - Final

4.7 In view of the Follow-up Agreements, the Parties hereby agree that Sections 18.2,18.3 and 18.5 of each of the MSDA and the SOA shall not apply following termination of the MSDA and the SOA.

4.8 The execution of this Agreement and the Follow-Up Agreements and the termination of the Preexisting Agreements are not intended to impair the day-to-day operation of the CBOT Electronic Market in any way.

4.9 Subject to the provisions contained elsewhere in this Agreement or any of the Follow-up Agreements, but without limiting the effect of Section 4.9.7, the Parties agree on the following with regard to intellectual property rights:

       4.9.1 To the extent a Party in the Eurex Group holds or acquires an interest in a patent, if any, related to the System, the Eurex Software or any portion thereof, during the term of the Follow-up Agreements, it hereby grants to Ceres and CBOT throughout the term of the Follow-up Agreements a non-exclusive, non-transferable, non-sublicensable right to use such patent only to provide and support electronic trading facilities and services for the trading of Eligible Derivatives (as defined in the NSLA) on the CBOT Electronic Market, provided that the license fee for such patent is included in the license fee specified in the Non-Exclusive Software License Agreement.

       4.9.2 Each member of the Eurex Group (i) warrants that, as of the Effective Date, it has no direct, indirect, legal or beneficial interest in any U.S. patent or U.S. patent application covering the System, the Eurex Software or any portion thereof, and (ii) agrees to notify CBOT promptly if it acquires any such interest during the term of the Follow-Up Agreements.

       4.9.3 The CBOT Group acknowledges the copyright of DBAG and SWX in the Eurex Software.

       4.9.4 The CBOT Group agrees not to use any of the trademarks or service marks of the Eurex Group.

                       Reorganization Agreement - Final

      4.9.5 Each member of the Eurex Group acknowledges that, as of the Effective Date, it has not sent out any warning letters to any third parties claiming an infringement or misappropriation of its intellectual property rights (including but not limited to rights in patent, copyright, trademark, trade secrets or confidential information) in connection with any electronic trading system for derivatives and agrees to notify CBOT promptly if it does so during the term of the Follow-up Agreements.

      4.9.6 Each member of a Group acknowledges that during the course of the Pre-Existing Agreements and the Follow-Up Agreements, the members of the other Group have acquired or may acquire certain know-how which is not Confidential Information of a member of the first Group under the Pre-Existing Agreements or a Follow-Up Agreement. Nothing in this Agreement, the Pre-Existing Agreements or the Follow-Up Agreements shall be construed to prevent the use of such know-how by the other Group during or after the term of the Follow-Up Agreements.

      4.9.7 Each member of the Eurex Group acknowledges that each member of the CBOT Group is free to make use, after the end of the Follow-up Agreements, to the extent that such use does not include the use of the source code of the Eurex Software or any part thereof, of the functional concepts underlying those Modifications paid for in whole or in part by or on behalf of one or more members of the CBOT Group.

      4.9.8 To the extent that any member of the CBOT Group has any concern as to whether any component of the electronic trading facilities which are intended to replace the System after the end of the Follow-up Agreements would result in a violation of any intellectual property rights of any member of the Eurex Group, such member of the CBOT Group may ask the DBAG Program Manager (as defined in the Software Maintenance Agreement) to confirm whether or not such component does in the view of the applicable member of the Eurex Group violate such intellectual property. In the event any member of the Eurex Group would, after the end of the Follow-up Agreements, estimate that any component of the

                       Reorganization Agreement - Final
              electronic trading facilities which are intended by a member of the CBOT Group to replace the system violate any intellectual property rights of such member of the Eurex Group, such member of the Eurex Group will, prior to initiating any legal action, give the applicable members of the CBOT Group the opportunity to comment on the alleged infringement.

5.     Effective Date

       This Agreement shall enter into effect upon the date of execution of the last of this Agreement and all of the Follow-up Agreements by all of the respective parties to such agreements (the "Effective Date").

6.     Certain Restrictions

6.1 The Preexisting Agreements contain certain restrictions, covenants to non-compete or clauses with similar aim or effect. The Parties agree that none of these provisions shall survive or have any effect after the termination of the Preexisting Agreements, unless expressly indicated in this Agreement or any of the Follow-up Agreements as surviving such termination of the respective Preexisting Agreement.

6.2 The Parties agree that for the time periods set forth in Section 6.2.3, the following product restrictions (the "Product Restrictions") shall apply:

       6.2.1 Each Party within the Eurex Group agrees that neither it nor any of its Affiliates will, without the prior written consent of the CBOT, (i) trade or support a third party to trade CBOT Restricted Products (as defined below) using the Eurex Software and/or the Network (including for purposes of this Section 6.2.1, for the avoidance of doubt, the iAccess connection alternative), or to provide services to any third party trading CBOT Restricted Products using the Eurex Software and/or the Network, (ii) enter into or perform any significant business venture or arrangement with any person if the purpose or effect of such business venture or arrangement is to offer CBOT Restricted Products for trading or to otherwise support such person in the offering of such products for trading (including profit sharing

                       Reorganization Agreement - Final
              or cost sharing related to the trading, or facilities for trading, of CBOT Restricted products), including through participation with such person as an Affiliate of or joint venturer with such person that will engage in such activities, and (iii) offer trading of any of the following CBOT products or the economic equivalent ("synthetic") thereof, to the extent such products have a notional value denominated in, or settled in, the official currency of the United States (the "CBOT Restricted Products"):

              (a) 30 Year T-Bond Futures and Options on such Futures, 10 Year Treasury Note Futures and Options on such Futures, 5 Year Treasury Note Futures and Options on such Futures, 2 Year Treasury Note Futures and Options on such Futures, 10 Year Agency Futures and Options on such Futures, 5 Year Agency Futures and Options on such Futures;

              (b) Soybean Futures and Options on such Futures, Soybean Oil Futures and Options on such Futures, Soybean Meal Futures and Options on such Futures, Wheat Futures and Options on such Futures, Corn Futures and Options on such Futures, Rough Rice Futures and Options on such Futures, Oat Futures and Options on such Futures, Cotton Futures and Options on such Futures, Coffee Futures and Options on such Futures, Sugar Futures and Options on such Futures, Cocoa Futures and Options on such Futures, Orange Juice Futures and Options on such Futures, Corn Yield Insurance Futures and Options on such Futures, Wheat Yield Insurance Futures and Options on such Futures, Soybean Yield Insurance Futures and Options on such Futures.

      6.2.2 Each Party within the CBOT Group agrees that, neither it nor any of its Affiliates will, without the prior written consent of Eurex Zurich and Eurex Frankfurt, (i) trade or support a third party to trade Eurex Restricted Products (as defined below) using another software than the Eurex Software or another network than the Network, or to provide services to any third party trading Eurex Restricted Products using another software

                       Reorganization Agreement - Final
              than the Eurex Software and for another network than the Network,
              (ii) enter into or perform any significant business venture or arrangement with any person if the purpose or effect of such business venture or arrangement is to offer Eurex Restricted Products for trading or to otherwise support such person in the offering of such products for trading (including profit sharing or cost sharing related to the trading, or facilities for trading, of Eurex Restricted Products), including through participation with such person as an Affiliate of or joint venturer with such person that will engage in such activities, and (iii) offer trading of any of the following products offered by Eurex Zurich or Eurex Deutschland or the economic equivalent ("synthetic") thereof, to the extent such products have a notional value denominated in, or settled in, an official currency of either Germany or Switzerland (the "Eurex Restricted Products"):

                  Bund Futures and Options, Bobl Futures and Options, Schatz Futures and Options.

       6.2.3  The Product Restrictions shall end on the earliest of:

              (a)  December 31, 2003;

              (b)  the date of termination of the  Follow-up Agreements;

              (c) the date on which a Party belonging to the CBOT Group has failed to comply with the Network Restriction (as defined below); provided, however, that in such case only the Product Restrictions on CBOT Restricted Products under Section 6.2.1 shall cease and both the Product Restrictions on Eurex Restricted Products under Section 6.2.2 and the Network Restriction (as defined below) shall continue to be binding;

           provided that upon the occurrence of (a) or (b) above, the Product Restrictions on CBOT Restricted Products shall continue to remain in force for 30 days after the date on which the termination of the Follow-up Agreements becomes effective. However, this 30 days extension of the

                       Reorganization Agreement - Final

           Product Restrictions on CBOT Restricted Products shall continue to remain in force for 30 days after the date on which the termination of the Follow-up Agreements becomes effective. However, this 30 days extension of the Product Restrictions shall not apply if the Follow-up Agreements have been terminated by the applicable member of the Eurex Group due to (i) a Change of Control, (ii) the non-payment of any fees due by a member of the CBOT Group to any member of the Eurex Group under any of the Follow-up Agreements, or (iii) the violation of any obligation of a member of the CBOT Group, under this Agreement or any of the Follow-up Agreements, relating to the intellectual property or confidential information of a member of the Eurex Group.

6.3 Each Party within the CBOT Group agrees that it will (i) offer CBOT Restricted Products for electronic trading only through the Network provided to CBOT and Ceres by DBS under the New Systems Operations Agreement, and (ii) not support, directly or indirectly, the offering of electronic trading of CBOT Restricted Products by any third party other than through the Network (the "Network Restriction"). The Network Restriction shall end on the earliest of:

           (a)  December 31, 2003;

           (b)  the date of termination of the Follow-up Agreements; and

           (c) the date on which a Party belonging to the Eurex Group has failed to comply with the Product Restrictions on CBOT Restricted Products; provided however, that the termination of the Network Restriction under this subsection (c) would have no effect on the Eurex Group's Product Restrictions on CBOT Restricted Products, which would continue to be binding in accordance with Section 6.2.3.

6.4 Each Party agrees to use its best efforts to cause the members of its Group and its Affiliates to comply with the Product Restrictions and, in case of the CBOT Group, the Network Restriction, it being understood that a failure to comply with the Product Restrictions and the Network Restriction by a member or an Affiliate of a Party within the CBOT Group or the Eurex Group, as the case may be, shall be deemed a violation by the Parties within the respective Group.

                       Reorganization Agreement - Final

6.5 In the event a Party, or an Affiliate of a Party, breaches its obligations under the Product Restrictions or the Network Restriction, such Party shall pay to the Parties within the other Group an amount of
       (Euro) [**] per each trading day on which a breach occurs up to a maximum amount (i) of (Euro) [**] per Group and trading day, and (ii) of (Euro) [**] per Group and month. The payments provided for in this Section 6.5 shall in no way restrict the rights of a Party to enforce the Product Restrictions and the Network Restriction or to claim damages in a higher amount.

6.6 Each Party hereby acknowledges, on behalf of itself and its Affiliates, that a material breach of the provisions of this Section 6 would cause irreparable harm for which money damages could not make the injured Party whole, and hereby consents, on behalf of itself and its Affiliates, to any order entered by any arbitral tribunal or court of competent jurisdiction prohibiting it from such violation or to any other available equitable or injunctive relief. This paragraph is not intended to limit in any way the availability of or the use of other legal or equitable remedies by the Parties.

6.7 Notwithstanding Section 8.3 of the Non-Exclusive Software License Agreement and Section 17.2.4 of each of the New Systems Operations Agreement and the Software Maintenance Agreement, the members of each Group acknowledge that, subject to the Network Restriction and the Product Restrictions, the members of the other Group may negotiate, execute and perform agreements with third parties, and may engage in the development, testing, implementation and use of software, computer, network, communications and other equipment, systems and procedures during and after the term of this Agreement, including, but not limited to, for the purpose of developing electronic trading systems to be used by a Party after the termination of the Follow-Up Agreements or for the offering of products not subject to the Network Restriction or the Product Restrictions.

7.     Joint Venture Entity

The shareholders of LLC will review and agree as appropriate by way of a separate agreement on the future role of LLC and the further use of LLC's trademark by the end of the second quarter of 2003. Until such separate agreement is made, Ceres and CBOT shall

                       Reorganization Agreement - Final
continue to use the trademark "a/c/e" for the CBOT Electronic Market as is presently the case.

8.     Outstanding Payments

8.1 As of the Effective Date, Ceres and CBOT shall promptly pay to DBS any payments outstanding for services rendered by DBS to Ceres or CBOT under the SOA or the MSDA; provided, however, that any amount shall become due and payable only upon receipt of a corresponding invoice from DBS.

8.2 Without admitting any liability, CBOT and Ceres shall, as of the Effective Date, pay to DBS within 10 days from the Effective Date the amount of (Euro) [**] in full satisfaction of all claims of members of the Eurex Group relating to Change Request 044 under the MSDA.

9.     User Claims

9.1 The parties belonging to each Group (the "Indemnifying Group") will indemnify and hold harmless each Entity (as defined in the AA) in the other Group and/or their respective officers and directors (the "Indemnified Persons") from and against any and all losses, claims, damages, costs, expenses, liabilities and reasonable attorneys' fees (collectively "Damages") awarded against any of the Indemnified Persons as the result of, in connection with or relating to a Covered Claim (as hereinafter defined) or incurred by any of them in connection with the defense thereof, upon the terms set forth in this Section 9.

9.2 Promptly after receipt by any of the Indemnified Persons of notice of the commencement of any Covered Claim, such Indemnified Person shall, if a claim in respect thereof is to be made against the Indemnifying Group, notify the Indemnifying Group in writing of the commencement thereof, but the omission to notify the Indemnifying Group shall not relieve any member of the Indemnifying Group from any liability which it may have to any Indemnified Person otherwise than under this Section 9. If any action is brought against any Indemnified Person and it has notified the Indemnifying Group of the commencement thereof, the Indemnifying Group shall be entitled to assume the defense thereof, with counsel

                       Reorganization Agreement - Final
       reasonably satisfactory to such Indemnified Person (which counsel shall not, except with the consent of such Indemnified Person, which consent shall not be unreasonably withheld, be counsel to any party in the Indemnifying Group). An Indemnified Person shall cooperate fully in its defense and shall execute such retention, joint defense (in the case of multiple defendants) and standstill agreements as such counsel deems reasonably appropriate for purposes of the Indemnified Person's defense. An Indemnified Person shall have the right at its own expense, to participate in its defense, provided, however, that, after notice from the Indemnifying Group to such Indemnified Person of the Indemnifying Group's election so to assume the defense of the action, the Indemnifying Group shall not be liable to such Indemnified Person under this Section
       9.2 for any legal expenses of other counsel. The Indemnified Person shall have no right to consent to judgment or agree to a settlement of a Covered Claim without the written consent of the Indemnifying Group, which shall not be unreasonably withheld, unless the Indemnified Person waives its right to defense and the indemnification hereunder. If the Indemnifying Group or the Indemnified Person reasonably determines that a conflict of interest has arisen in the representation by the attorneys appointed by the Indemnifying Group, new counsel (reasonably satisfactory to the Indemnified Person as aforesaid) shall be appointed by the Indemnifying Group for the Indemnified Person at the Indemnifying Group's expense. The Indemnifying Group shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Persons, unless such settlement includes an unconditional release of such Indemnified Person from all liability on the Covered Claim(s) that is the subject matter of such proceeding. Upon satisfaction by the Indemnifying Group of its obligations to the Indemnified Persons with respect to a Covered Claim, the Indemnified Persons will assign to the Indemnifying Group any rights or causes of action against any third parties available in connection with the Covered Claim.

9.3 For purposes of the foregoing, a "Covered Claim" shall mean, as to the Indemnifying Group, a claim brought by a user, member, lessee or equity holder of

                       Reorganization Agreement - Final
       an Exchange within the Indemnifying Group, a client or customer of a user, member, lessee or equity holder of such Exchange, or any other person involved in or connected with the trading community of such Exchange, in that person's capacity as such, and relating to or arising out of the use of the System by any such person, on its own behalf or on behalf or any other person, but shall not include any claim to the extent that such claim:

       (i) Is covered by insurance maintained by any of the Indemnified Persons (but without obligation to maintain any such insurance); or

       (ii)  Arises out of or is attributable to:

             (A) The gross negligence or willful misconduct of any of the Indemnified Persons; or

             (B) the violation by any Indemnified Person of regulatory requirements (including antitrust, competition, U.S. Commodity Exchange Act, telecommunications, international trade, banking, tax, patent, etc.).

9.4 The Parties agree to include in the rules of their respective Exchanges as appropriate, with respect to its users which are also users of the other Group's Exchanges, commercially reasonable provisions which are intended to minimize the liability of the members of the other Group to the extent permitted by applicable law without resulting in an undue burden on the Exchange or the users of the Exchanges within their respective Groups.

9.5 For the avoidance of doubt, the provisions of this Section 9 shall also apply with regard to, and during the term of, the Follow-up Agreements and shall be deemed a provision surviving each of the Follow-Up Agreements.

10.    Warranties, Texas Case

10.1 Each of the Parties hereby represents and warrants to the others as follows:

       10.1.1 It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                       Reorganization Agreement - Final

       10.1.2 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on its part.

10.2 The Parties confirm their understanding that no Party belonging to one Group and no Affiliates of such Party, shall have any liability to a Party belonging to another Group, or an Affiliate of such Party, including, without limitation, under this Agreement and any of the Follow-up Agreements, arising out of or in connection with the U.S. Patent No. 4,903,201 (the "Patent") or any claims asserted with respect thereto, in the Texas Case or otherwise based upon the Patent. For purposes of this Section 10.2, a Group is either the Eurex Group, the CBOT Group, or LLC. Any provisions contained in any of the Preexisting Agreements that expressly relate to the Patent and/or the Texas Case shall survive the termination of such Preexisting Agreement.

10.3 Unless otherwise set forth elsewhere in this Agreement or any of the Follow-up Agreements, each Party hereby releases each member of the other Group from, and hereby expressly waives all claims asserted in writing by the Effective Date, if existing at all, for losses, damages, liabilities and costs of defense based on any claim arising under or in connection with a Preexisting Agreement, including without limitation, a claim for indemnification under the MSSA. For the avoidance of doubt, on the Effective Date, the dispute resolution procedure invoked by the Eurex Group on April 9, 2001 under Section 12.1 of the AA shall be deemed resolved and all claims thereunder shall hereby be released.

11.    General Provisions

11.1 The Parties shall, on the Effective Date, issue the press release attached hereto as Exhibit D. No Party shall issue or approve the issuance of any other press release, or other public communication, relating to this Agreement, the Preexisting Agreements or the Follow-up Agreements, and in particular the revised scope of the relationship between the Parties unless required by law, including applicable law regarding securities disclosure.

                       Reorganization Agreement - Final

11.2 The entire agreement and understanding between and among the Groups consists of (a) this Agreement; (b) the Follow-Up Agreements (including all schedules and exhibits thereto) and (c) those provisions of the Preexisting Agreements that survive their termination and do not conflict with this Agreement. There are no written or oral side agreements. In the event of a conflict between a provision of this Agreement and a provision of a Follow-Up Agreement, this Agreement shall control. No change, modification or amendment to this Agreement shall be of any force or effect unless it is approved in writing by all of the Parties and dated subsequent to the date hereof. The preceding sentence also applies with regard to a change, modification or amendment to the preceding sentence.

11.3 The provisions of this Agreement are severable and the unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision hereof. In addition, in the event that any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction, an arbitral award obtained pursuant to Section
       11.7 or any regulatory authority having jurisdiction to be unenforceable as drafted by virtue of the scope, duration, extent or character of any obligation contained therein, it is the mutual agreement of the Parties that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purpose of such provision to the maximum extent enforceable under applicable law. If such construction is not possible, the Parties undertake, to the extent reasonably possible, to modify such provision in order to implement the purposes of such provision as fully as possible.

11.4 No Party may assign this Agreement or any portion hereof, by Change of Control, operation of law or otherwise, without obtaining the prior written consent of the other Parties. The Parties will grant their consent to the assignment of rights or obligations by a party to an Affiliate of such Party if (i) the assigning Party remains liable for any assigned obligations as a jointly and severally liable guarantor (selbstschuldnerische Burgschaft) with the assignee, (ii) the assigning party, together with its rights and obligations under this Agreement, assigns its rights and obligations, if any, under the Non-exclusive Software License Agreement, the Software Maintenance Agreement and the New Systems Operations Agreement to the assignee, or (iii) in the case of Ceres being the assigning Party, CBOT assumes

                       Reorganization Agreement - Final
       a performance guarantee as set forth in Section 11.5 with regard to the assignee. The exceptions to the definition of "Change of Control" for CBOT and SWX do not require the consent of the other Parties under this
       Section 11.4. For the avoidance of any doubt, the above shall not entitle a Party to invoke a preliminary injunction or to seek any other remedy in order to prevent the occurrence of a Change of Control.

11.5 CBOT hereby unconditionally and irrevocably guarantees to each Party belonging to the Eurex Group the full and timely performance by Ceres, and all of Ceres' permitted assigns or legal successors (individually and collectively referred to as "Ceres"), of all of Ceres' obligations under or pursuant to this Agreement to a member of the Eurex Group as and when the same shall be due to be performed under this Agreement, and all liabilities of Ceres under this Agreement in the event of any breach by Ceres of any term hereof. CBOT hereby waives any provision of any statute, regulation or judicial decision otherwise applicable hereto which restricts or in any way limits the rights of an obligee against a guarantor or surety following a default of failure of performance by an obligor with respect to whose obligations the guarantee or surety is provided. The Parties belonging to the Eurex Group may proceed to protect and enforce any or all of their rights under this Section 11.5 pursuant to Section 11.7, whether for the specific performance of any covenants or agreements of Ceres under or pursuant to this Agreement, and shall be entitled to require and enforce the performance by CBOT of all acts and things required to be performed hereunder by Ceres. CBOT shall not be entitled to and does hereby waive any and all defenses now or hereafter available to guarantors, sureties and other secondary parties at law or in equity, with the exception of any defense Ceres may have against the Parties belonging to the Eurex Group that are available to CBOT. The Parties belonging to the Eurex Group shall be entitled to proceed on first demand directly against CBOT in respect of any performance obligations hereunder without any requirement that it first make any demand against or exhaust any remedies available to it from Ceres or to take any other steps.

11.6 This Agreement shall be governed by and subject to the laws of the Federal Republic of Germany, to the exclusion of the conflicts of law rules. This choice of

                       Reorganization Agreement - Final
       law clause does not intend to modify the governing law of any of the Preexisting Agreements or amendments thereunder.

11.7 Except with regard to actions seeking temporary or permanent injunctive relief, any dispute arising under or in connection with this Agreement between or among any Parties to this Agreement will be finally settled by arbitration in accordance with the arbitration rules of the United Nations Convention on International Trade Law (the "UNCITRAL Rules").

       11.7.1 The arbitration will be conducted by three (3) arbitrators. Such arbitrators are to be appointed in accordance with Article 7 of the UNCITRAL Rules.

       11.7.2 Where there are multiple parties, whether as Claimant or as Respondent the multiple Claimants, jointly, and the multiple Respondents, jointly, shall nominate an arbitrator pursuant to
               Article 7 of the UNCITRAL Rules. In the absence of such a joint nomination and where all parties are unable to agree to a method for the constitution of the Arbitral Tribunal, the London Court of International Arbitration (the "Appointing Authority" for the purposes of the application of the UNCITRAL Rules) may appoint each member of the Arbitral Tribunal and shall designate one of them to act as chairman. In such case the Appointing Authority shall be at liberty to choose any person it regards as suitable to act as arbitrator.

       11.7.3 The place of arbitration shall be London. The proceedings shall be conducted in the English language exclusively.

       11.7.4 The parties acknowledge that irreparable damage may occur in the event of breach of any of the terms of this Agreement.

11.8 The Parties agree that Sections 15.1, 15.2 and 15.3 of each of the New Systems Operations Agreement and the Software Maintenance Agreement apply mutatis mutandis.

11.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which taken together shall constitute one and the same agreement.

                       Reorganization Agreement - Final

Deutsche Borse AG                                  SWX Swiss Exchange

By:    /s/ Rudolf Ferscha                          By:    /s/ Rudolf Ferscha
       ------------------------------                     -----------------------------

Date:  7/11/02                                     Date:  7/11/02
       ------------------------------                     -----------------------------

Board of Trade of the City of Chicago, Inc.        Ceres Trading Limited Partnership, by
                                                   Electronic Chicago Board of Trade, Inc., its
                                                   managing general partner

By:    /s/ David J. Vitale                         By:    /s/ David J. Vitale
       ------------------------------                     -----------------------------

Date:  7/10/02                                     Date:  7/10/02
       ------------------------------                     -----------------------------

Electronic Chicago Board of Trade, Inc.            Ceres Alliance, L.L.C.

By:    /s/ David J. Vitale                         By:
       ------------------------------                     -----------------------------

Date:  7/10/02                                     Date:
       ------------------------------                     -----------------------------

CBOT/Eurex Alliance, L.L.C.                        Eurex Beteiligungen AG

By:    /s/ David J. Vitale                         By:    /s/ Rudolf Ferscha
       ------------------------------                     -----------------------------

Date:  7/10/02                                     Date:  7/11/02
       ------------------------------                     -----------------------------

Eurex Frankfurt AG                                 Eurex Zurich AG

By:    /s/ Rudolf Ferscha                          By:    /s/ Rudolf Ferscha
       ------------------------------                     -----------------------------

Date:  7/11/02                                     Date:  7/11/02
       ------------------------------                     -----------------------------

                       Reorganization Agreement - Final

Eurex Deutschland                                  Eurex Clearing AG

By:    /s/ Rudolf Ferscha                          By:    /s/ Rudolf Ferscha
       ------------------------------                     ------------------------------

Date:  7/11/02                                     Date:  7/11/02
       ------------------------------                     ------------------------------


Deutsche Borse Systems AG

By:    /s/ Rudolf Ferscha
       ------------------------------

Date:  7/11/02
       ------------------------------

                       Reorganization Agreement - Final